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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Sylvan Inc., a Nevada corporation, has the domestic and international subsidiaries listed below. All are wholly owned except as noted. Certain international subsidiaries are not named because they are not significant in the aggregate. Sylvan Inc. has no parent.

                                                                  State/Country of Incorporation
                                                                  ------------------------------
Quincy Corporation                                                          Florida
Somycel S.A.                                                                France
Sylvan Africa (Pty) Ltd.                                                    South Africa
Sylvan America, Inc.                                                        Nevada
Sylvan America, Inc.                                                        Pennsylvania
Sylvan Bioproducts, Inc.                                                    Pennsylvania
Sylvan Communications, Inc.                                                 California
Sylvan Denmark                                                              Denmark
Sylvan Export Corporation                                                   Barbados
Sylvan Foods, Inc.                                                          Pennsylvania
Sylvan Foods (France) S.A.                                                  France
Sylvan Foods (Netherlands) B.V.                                             Netherlands
Sylvan Holdings Pty Ltd. (a)                                                Australia
Sylvan Horst B.V. (b)                                                       the Netherlands
Sylvan Hungaria Kft.                                                        Hungary
Sylvan Hungary Compost Producing and Trading Ltd.                           Hungary
Sylvan Ireland                                                              Ireland
Sylvan Italia S.r.l.                                                        Italy
Sylvan Nederlands B.V.                                                      the Netherlands
Sylvan Pilz AG                                                              Switzerland
Sylvan Polska Sp. z.o.o.                                                    Poland
Sylvan Spawn Canada, Ltd.                                                   Canada
Sylvan Spawn Laboratory Hungary Ltd.                                        Hungary
Sylvan Spawn Limited                                                        England
Sylvan Tarim Urunleri Sanayi Ve Ticaret Limited Sirketi (c)                 Turkey
Tartarin S.A.                                                               France
White Queen Ltd.                                                            England


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(a)   49% ownership

(b)   75% ownership

(c)   60% ownership




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